                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                INGERSOLL-RAND COMPANY LIMITED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

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
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

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


                                                            Ingersoll-Rand Company  Clarendon House
  [LOGO]                                                                   Limited  2 Church Street
                                                                                    Hamilton HM 11
                                                                                    Bermuda

             NOTICE OF 2002 ANNUAL GENERAL MEETING OF SHAREHOLDERS

    The Annual General Meeting of Shareholders of Ingersoll-Rand Company Limited will be held on Wednesday, May 1, 2002, at 11:00 a.m., local time, at the offices of the Company's principal United States subsidiary, Ingersoll-Rand Company, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey, for the following purposes:

    1. To elect three directors of the Third Class to hold office for three years and one director of the First Class to hold office for one year.

    2.  To amend the Ingersoll-Rand Company Savings and Stock Investment Plan.

    3. To approve the appointment of PricewaterhouseCoopers as independent auditors of the Company for 2002 and authorize the Board of Directors to fix the auditors' remuneration.

    4. To conduct such other business properly brought before the Annual General Meeting.

    Only shareholders of record at the close of business on March 4, 2002 are entitled to notice of and to vote at the Annual General Meeting.

    Directions to the meeting can be found on page 24 of the attached Proxy Statement.

                                            By Order of the Board of Directors
                                            R.G. HELLER
                                            VICE PRESIDENT AND SECRETARY

Dated: March 15, 2002

                             YOUR VOTE IS IMPORTANT

                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING,
             PLEASE PROVIDE YOUR PROXY BY EITHER CALLING THE TOLL-FREE TELEPHONE NUMBER, USING THE INTERNET, OR FILLING IN, SIGNING, DATING, AND PROMPTLY MAILING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

INFORMATION CONCERNING VOTING AND SOLICITATION..............      1
  General Information.......................................      1
  Who Can Vote..............................................      1
  How You Can Vote..........................................      1
  How to Vote under Our Employee Plans......................      2
  Revocation of Proxies.....................................      2
  Quorum and Required Votes.................................      2
  Solicitation..............................................      3
  Audited Financial Statements..............................      3
  Other Matters to be Acted Upon............................      3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................      4

ITEM 1.  ELECTION OF DIRECTORS..............................      5
  Nominees for Election for a Three-Year Term Expiring in
    2005....................................................      5
  Nominee for Election for a One-Year Term Expiring in
    2003....................................................      6
  Directors Continuing in Office until 2003.................      6
  Directors Continuing in Office until 2004.................      6
  Compensation of Directors.................................      7
  Board Committees..........................................      8
    Audit Committee.........................................      8
    Compensation and Nominating Committee...................      8
    Corporate Affairs Committee.............................      8
    Finance Committee.......................................      9
  Executive Compensation....................................      9
    Report of the Compensation and Nominating Committee.....      9
    Summary of Cash and Certain Other Compensation..........     13
    Stock Options...........................................     15
    Long-Term Incentive Plan Awards.........................     16
    Retirement Plans........................................     17
    Other Post-Employment Arrangements......................     17
    Change in Control Arrangements..........................     18
    Performance Graph.......................................     18

ITEM 2.  APPROVAL OF AMENDMENT OF INGERSOLL-RAND COMPANY
  SAVINGS AND STOCK INVESTMENT PLAN.........................     19
  Principal Features of the Savings Plan....................     20
  Amended Plan Benefits.....................................     21

ITEM 3.  APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS....     22
  Audit Committee Report....................................     22
  Audit and Related Fees....................................     22

TRANSACTIONS WITH MANAGEMENT................................     23

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     23

SHAREHOLDER PROPOSALS AND NOMINATIONS.......................     23

DIRECTIONS TO THE MEETING...................................     24

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


                                                            Ingersoll-Rand Company  Clarendon House
  [LOGO]                                                                   Limited  2 Church Street
                                                                                    Hamilton HM 11
                                                                                    Bermuda

                                PROXY STATEMENT
                 INFORMATION CONCERNING VOTING AND SOLICITATION

GENERAL INFORMATION

    The IR Board of Directors is soliciting proxies to be used at the May 1, 2002 Annual General Meeting of Shareholders. You are invited to attend the annual general meeting and vote your shares directly. Even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. This proxy statement and the accompanying proxy card are being distributed beginning on or about March 15, 2002.

    In this proxy statement, "IR", the "Company", "we", "us" and "our" refer to Ingersoll-Rand Company Limited or, for any information prior to January 1, 2002, to Ingersoll-Rand Company, a New Jersey corporation which, as of that date became the principal U.S. subsidiary of Ingersoll-Rand Company Limited.

    Our principal executive offices are located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The telephone number there is 441-295-2838. The executive offices of our principal United States subsidiary are located at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. The telephone number there is (201) 573-0123.

WHO CAN VOTE

    Shareholders of record of our Class A common shares at the close of business on March 4, 2002 may vote at the annual general meeting.

    On March 4, 2002, 168,307,565 Class A common shares were outstanding. Each shareholder has one vote for each Class A common share owned of record at the close of business on the record date.

HOW YOU CAN VOTE

    Shareholders of record can give a proxy to be voted at the meeting in any one of the following ways:

    - over the telephone by calling the toll-free number identified on the attached proxy card,

    - over the Internet, or

    - by completing, signing and returning the enclosed proxy card.

    Shareholders who hold their shares through a broker (in "street name") must vote their shares in the manner prescribed by their brokers.

    The telephone and Internet voting procedures have been set up for your convenience. These procedures are designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions contained

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on the enclosed proxy card. If you wish to vote using the enclosed proxy card, please sign and return your signed proxy to us before the annual general meeting, and we will vote your shares as you direct.

    Whether you vote by telephone, over the Internet or by mail, you can specify whether your shares should be voted for all, some or none of the nominees for director (Item 1 on the proxy card). You can also specify whether you approve, disapprove or abstain from the other proposals presented at the meeting.

    IF YOU DO NOT SPECIFY ON YOUR PROXY CARD (OR WHEN GIVING YOUR PROXY BY TELEPHONE OR OVER THE INTERNET) HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER ITEM 1 AND "FOR" ITEMS 2 AND 3.

HOW TO VOTE UNDER OUR EMPLOYEE PLANS

    If you participate in the Ingersoll-Rand Company Savings and Stock Investment Plan, the IR/Clark Leveraged Employee Stock Ownership Plan, the Ingersoll-Rand/Thermo King Savings and Stock Investment Plan, the IR Savings Plan for Bargaining Unit Employees, or the Dresser-Rand Company Retirement Savings Plans, then you may be receiving these materials because of shares held for you in those plans. In that case, you may use the enclosed proxy card to instruct the plan trustees of those plans how to vote your shares, or give those instructions over the telephone or the Internet. They will vote the shares in accordance with your instructions and the terms of the plan.

    If you do not provide voting instructions for shares held for you in any of these plans, they will vote these shares in the same ratio as the shares for which voting instructions are provided.

REVOCATION OF PROXIES

    You may revoke your proxy at any time before it is exercised in any of following ways:

    - by notifying IR's secretary in writing;

    - by submitting another proxy by telephone, via the Internet or by mail that is received later and, if by mail, that is properly signed; or

    - by voting in person at the meeting.

    You may not revoke a proxy merely by attending the meeting. To revoke a proxy, you must take one of the actions described above.

QUORUM AND REQUIRED VOTES

    The presence, in person or by proxy, of the holders of a majority of all outstanding Class A common shares is necessary to constitute a quorum.

    In voting for the election of directors, shareholders have cumulative voting rights. Accordingly, you may cumulate your voting power and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of your votes, or distribute your votes on the same principle among two or more candidates, as you see fit. The enclosed proxy grants discretionary authority for the exercise of such cumulative voting rights. In the election of directors, persons receiving the highest number of "FOR" votes will be elected.

    The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote, and voting on the matter presented, is required to approve each proposal other than the election of directors.

    Abstentions are counted as "shares present" at the meeting for the purposes of determining whether a quorum exists. However, since abstentions are not votes in favor of or against any matter, they will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for some or all of

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the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker nonvotes") are also considered "shares present," but also will not affect the outcome of any vote.

SOLICITATION

    We have hired Georgeson Shareholder Communications Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $10,000, plus out-of-pocket expenses. Proxies will be solicited on behalf of the Board of Directors by mail, in person and by telephone. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold shares.

AUDITED FINANCIAL STATEMENTS

    Under our bye-laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, we will present at the annual general meeting audited consolidated financial statements for the fiscal year 2001. Copies of the financial statements are contained in our 2001 Financial Report which is being mailed to shareholders together with this proxy statement.

OTHER MATTERS TO BE ACTED UPON

    We do not know of any matters to be presented or acted upon at the meeting other than the items described in this proxy statement. Under our bye-laws, shareholders may only bring business before an annual general meeting if it is submitted to our secretary in a timely manner. (The deadline for timely proposals for future meetings is discussed under "Shareholder Proposals and Nominations" on page 23 of this proxy statement.) If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of February 28, 2002, the beneficial ownership of our Class A common shares by (i) each director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table below, and (iii) all directors and executive officers of the Company as a group:

                                                      CLASS A    LESOP AND                 DEFERRED
                                                      COMMON       SSIP      EXERCISABLE     SHARE
NAME                                                 SHARES(A)   SHARES(B)   OPTIONS(C)    UNITS(D)
----                                                 ---------   ---------   -----------   ---------
A. C. Berzin.......................................    2,000          --             --          416
D. W. Devonshire...................................       --         913        159,999       26,000
J. P. Flannery(e)..................................    1,500          --          6,750       15,595
P. C. Godsoe.......................................    3,000          --          4,500        5,217
H. L. Henkel.......................................    3,000       1,233        474,999      107,836
C. J. Horner.......................................      842          --          4,500        7,030
H. W. Lichtenberger................................    3,500          --         13,500       10,686
G. A. Mapp.........................................    3,834       1,942        116,986       10,162
T. E. Martin.......................................      760          --          9,000        8,783
P. Nachtigal.......................................   32,021       7,260        206,999       12,002
O. R. Smith........................................    1,500          --         13,500       12,874
R. P. Smith........................................    3,889         238         47,332       21,912
R. J. Swift........................................      750          --          9,000        8,718
J. E. Turpin.......................................    3,642         417         19,999        8,019
T. L. White........................................      750          --          9,000        8,497
All directors and executive officers as a group
  (19 persons)(f)..................................   75,598      26,118      1,424,286      305,017

------------------------

(a) Unless otherwise indicated, all shares are held directly. No director or executive officer of the Company owns as much as 1% of the outstanding Class A common shares.

(b) Represents shares held by the trustee under the IR/Clark Leveraged Employee Stock Ownership Plan ("LESOP") and the Ingersoll-Rand Company Savings and Stock Investment Plan ("SSIP") for the benefit of executive officers.

(c) Represents shares as to which directors and executive officers had exercisable options under the Company's Incentive Stock Plans.

(d) In the case of non-employee directors these amounts represent shares earned and vested under the Director Deferral Plan (referred to below under the heading "Compensation of Directors"). In the case of executive officers these amounts represent (i) shares earned and vested under the IR Executive Deferred Compensation Plan (the "Executive Deferral Plan") and (ii) shares in respect of vested stock awards deferred at the election of the executives.

(e) Mr. Flannery is retiring from the Board of Directors effective March 31,
    2002.

(f) The Class A common shares beneficially owned by all directors and executive officers as a group (including shares issuable under exercisable options) aggregated approximately 1% of the total outstanding Class A common shares.

    The following table sets forth each shareholder which, as of February 28, 2002, is known by us to be the beneficial owner of more than five percent of the outstanding Class A common shares of the Company:

                                                              AMOUNT AND NATURE OF       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP       OF CLASS
------------------------------------                          --------------------       --------
FMR Corp....................................................       22,285,071(a)          13.27%
82 Devonshire Street
Boston, Massachusetts 02109

------------------------

(a) FMR Corp. (including its affiliates) has sole investment power as to all of such shares. In addition, as to 1,494,311 shares, FMR Corp. (including its affiliates) has sole voting power.

                         ITEM 1.  ELECTION OF DIRECTORS

    Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term. In addition, directors elected by the Board of Directors to fill vacancies caused by the resignation, retirement or death of a director or the creation of a new directorship stand for election at the next annual general meeting.

    Each director of the Third Class (i.e., Ann C. Berzin, Herbert L. Henkel, H. William Lichtenberger and Tony L. White) is a nominee for a three-year term expiring in 2005. Patricia Nachtigal is a director of the First Class and is a nominee for a term expiring in 2003. Other directors are not up for election this year and will continue in office for the remainder of their terms.

    If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

    The Board of Directors held nine meetings during 2001. Each incumbent director, other than Mr. Godsoe, attended 75% or more of the total number of meetings of the Board and the committees on which he or she served.

          NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING IN 2005

ANN C. BERZIN -- age 49, director since 2001

    - Private investor.

    - Chairman and Chief Executive Officer of Financial Guaranty Insurance Company (insurer of municipal bonds and structured finance obligations), a subsidiary of General Electric Capital Corporation from 1992 to 2001.

HERBERT L. HENKEL -- age 53, director since 1999

    - Chairman of the Board (since May 2000) and President and Chief Executive Officer (since October 1999) of the Company.

    - President and Chief Operating Officer of the Company from April 1999 to October 1999.

    - Chief Operating Officer of Textron Inc. (a multi-industry company with operations in aircraft, automotive, industrial and finance) from 1998 to March 1999.

    - Vice President of Textron Inc. responsible for Textron Industrial Products Segment from 1993 to 1998.

    - Director of Pitney-Bowes, Inc.

H. WILLIAM LICHTENBERGER -- age 66, director since 1995

    - Chairman and Chief Executive Officer of Praxair, Inc. (an industrial gases company) from 1992 until retirement in 2000.

    - Director of Arch Chemicals, Inc.

TONY L. WHITE -- age 55, director since 1997

    - Chairman, President and Chief Executive Officer of Applera Corporation (a developer, manufacturer and marketer of life science systems and genomic information products) since 1995.

    - Executive Vice President of Baxter International Inc. from 1993 to 1995.

    - Director of C.R. Bard, Inc.

           NOMINEE FOR ELECTION FOR A ONE-YEAR TERM EXPIRING IN 2003

PATRICIA NACHTIGAL -- age 55, director since 2002

    - Senior Vice President and General Counsel of the Company since 2000.

    - Vice President and General Counsel of the Company from 1991 to 2000.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 2003

THEODORE E. MARTIN -- age 62, director since 1996

    - President and Chief Executive Officer of Barnes Group Inc. (manufacturer and distributor of precision springs and custom metal parts) from 1995 until retirement in 1998.

    - Director of:

     - Applera Corporation

     - Unisys Corporation

RICHARD J. SWIFT -- age 57, director since 1995

    - Chairman of Financial Accounting Standards Advisory Council since January 2002.

    - Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (provider of design, engineering, construction, manufacturing, management and environmental services) from 1994 until 2001.

    - Director of Public Service Enterprise Group.

                   DIRECTORS CONTINUING IN OFFICE UNTIL 2004

PETER C. GODSOE -- age 63, director since 1998

    - Chairman of the Board and Chief Executive Officer of the Bank of Nova Scotia since 1995.

    - Deputy Chairman of the Board, President and Chief Executive Officer of the Bank of Nova Scotia from 1993 to 1995.

    - Director of Empire Company Limited.

CONSTANCE J. HORNER -- age 60, director since 1994

    - Guest Scholar at the Brookings Institution since 1993.

    - Commissioner of U.S. Commission on Civil Rights from 1993 to 1998.

    - Assistant to the President and Director of Presidential Personnel from 1991 to 1993.

    - Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991.

    - Director of:

     - Foster Wheeler Ltd.

     - Pfizer Inc.

     - Prudential Financial, Inc.

ORIN R. SMITH -- age 66, director since 1995

    - Chairman and Chief Executive Officer of Engelhard Corporation (provider of specialty chemical products, engineered materials and industrial commodities management services for various industries) from 1995 until retirement in 2000.

    - President and Chief Executive Officer of Engelhard Corporation from 1984 to 1995.

    - Director of:

     - Applera Corporation

     - Engelhard Corporation

     - Vulcan Materials Company

                           COMPENSATION OF DIRECTORS

    Directors who are not our employees receive an annual retainer of $30,000 and $1,000 for attendance at each board or committee meeting, except that committee chairs receive $2,000 per committee meeting. In addition, each non-employee director is annually granted options to purchase 2,250 Class A common shares.

    Under our Directors Deferred Compensation and Stock Award Plan (the "Director Deferral Plan"), each non-employee director is credited annually with units representing 600 Class A common shares. The units are credited to an account maintained for each non-employee director (a "Deferred Compensation Account"). Directors who are not employees may also defer all or a portion of the retainer and meeting fees to which they are entitled. If a director defers his or her fees and elects to have the deferred fees invested in Class A common share units we credit an additional 20% of the retainer and meeting fees that are deferred to the director's Deferred Compensation Account. Each director is fully vested in amounts credited to the director's Deferred Compensation Account, except that the additional 20% contributions in respect of deferred fees are not vested until five years after crediting or, if earlier, the cessation of the director's service on the Board of Directors by reason of death or normal retirement (i.e., age 70 or 15 years of Board service). All distributions of amounts invested in Class A common shares are made in the form of Class A common shares equal to the number of units credited to the director's Deferred Compensation Account.

                                BOARD COMMITTEES

AUDIT COMMITTEE

MEMBERS: Richard J. Swift (Chair)
       Joseph P. Flannery
       Peter C. Godsoe
       H. William Lichtenberger
       Orin R. Smith
       Tony L. White

NUMBER OF MEETINGS IN 2001: 4

FUNCTIONS:

    - Review annual audited financial statements with management and the independent auditors.

    - Review significant issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls.

    - Recommend to the Board the public accounting firm to be proposed as our independent auditors and review the performance of the independent auditors.

    - Review the scope of the audit and the findings and fees of the independent auditors.

    - Satisfy itself as to the independence of the independent auditors and insure receipt of their annual independence statement.

    A complete list of all the functions of the Audit Committee is included in the charter of the committee which was attached to the proxy statement for the 2001 annual meeting of shareholders of Ingersoll-Rand Company. The members of the Audit Committee are all "independent" as defined in the New York Stock Exchange listing standards.

COMPENSATION AND NOMINATING COMMITTEE

MEMBERS: Joseph P. Flannery (Chair)
       H. William Lichtenberger
       Orin R. Smith
       Richard J. Swift

NUMBER OF MEETINGS IN 2001: 6

FUNCTIONS:

    - Establish executive compensation policies.

    - Approve compensation of officers and key employees.

    - Review and recommend changes in employee benefit programs.

    - Review and recommend changes in management succession plans.

    - Recommend nominees for election as directors and officers and members of Board committees.

CORPORATE AFFAIRS COMMITTEE

MEMBERS: Constance Horner (Chair)
       Theodore E. Martin
       Orin R. Smith
       Tony L. White

NUMBER OF MEETINGS IN 2001: 2

FUNCTIONS:

    - Review policies on public issues having broad social significance.

    - Review the implementation of those policies.

    - Review compliance by employees with ethical and legal standards.

FINANCE COMMITTEE

MEMBERS: H. William Lichtenberger (Chair)
       Joseph P. Flannery
       Peter C. Godsoe
       Constance Horner
       Theodore E. Martin

NUMBER OF MEETINGS IN 2001: 5

FUNCTIONS:

    - Approve the appointment and review the performance of investment managers under employee benefit plans.

    - Review proposed borrowings and issuances of securities.

    - Recommend to the Board the dividends to be paid on our common shares.

    - Review cash management policies.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

    The Company's executive compensation program is administered by the Compensation and Nominating Committee of the Board of Directors (the "Compensation Committee"), which is composed solely of independent non-employee directors. The Compensation Committee has responsibility for the Company's executive officer compensation program, including the approval of salary increases, annual bonuses, and the granting of stock options and stock awards, in accordance with the terms of the respective plans governing such grants, to executive officers who are not also directors of the Company. It also has responsibility for making recommendations to the non-employee members of the Board of Directors regarding salary increases, the payment of annual bonuses, and the granting of stock options and stock awards to executive officers who also are directors of the Company.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

    The Compensation Committee's executive officer compensation policies are based on the belief that the interests of the Company's executive officers should be aligned with those of the Company's shareholders. The policies relate compensation to both short-term (annual) and long-term (multi-year) financial performance of the Company, as well as to long-term shareholder investment returns. Executive officer compensation policies provide that executive pay be both contingent and variable based upon Company financial and operational performance.

    The objectives which guide policy development are to (a) provide a total compensation package that will attract, motivate and retain as senior management exceptionally talented individuals who are essential for building shareholder value on a long-term basis, (b) establish annual incentives for members of senior management that are directly tied to the overall financial performance of the Company and to their respective individual performances and (c) create long-term incentives to focus executives on managing from the viewpoint of an owner with an equity stake in the business, thereby aligning executive compensation with the returns realized by the Company's shareholders. While many compensation determinations are based upon objective criteria, certain of such determinations include subjective elements.

    The objectives described above are generally accomplished through a mix of compensation components, targeted degrees of competitiveness and direct linkages to Company financial performance. The value of the variable compensation components (annual cash incentive payments plus stock options and stock awards) is directly linked to the financial performance of the Company and to the value of the Company's Class A common shares. Thus, alignment of the interests of the shareholders and of the executives is achieved.

    The Compensation Committee periodically reviews and evaluates its executive officer compensation practices against the practices and pay levels of other similar companies. These comparisons are conducted continuously throughout the year through a variety of methods such as direct analysis of peer company proxy statements, compilation of survey data published by several independent consulting firms, and customized compensation surveys performed by independent consulting firms. The companies included in these compensation surveys are not necessarily the same as those comprising the Standard Poor's Supercom Industrial Machinery Index or the Standard & Poor's Machinery-Diversified Index referred to below under the caption "Performance Graph," although some of the companies comprising such Indexes are included in the compensation surveys.

    Salary increases normally are granted annually to executive officers by the Compensation Committee based upon individual performance, the Compensation Committee's evaluation of general U.S. industry salary trends derived from surveys and various business publications and the salaries paid for comparable positions at the surveyed corporations referred to above. Weighing of these salary determination factors varies because each salary determination is based upon an individual's particular circumstances.

    Executive officers with direct responsibility for business unit operations may receive annual bonuses under the terms of written performance agreements established early each year. The agreements for 2001 provided that a bonus equal to 35-50% of salary would be payable if their respective group operations met certain pre-established sales, operating income, cash flow and return on invested capital targets, and an additional 30-45% of salary would be payable for substantially exceeding those targets. In addition, a discretionary bonus of up to 30% of salary would be payable based upon subjective criteria applicable to the respective operations managed by these executive officers.

    Other executive officers, including those responsible for staff functions, may receive annual bonuses based upon both the Company's and their individual performance during each such year. The determination of the amount of any bonus payable to these other executive officers is subjective. In fixing such bonus awards, the Compensation Committee considers several financial metrics, including the Company's earnings per share, cash flow, and return on invested capital performance compared to the annual plan and also the individual's contribution to such performance. In addition, the general economic environment in which the Company operated during such year is taken into account as are the prevailing pay levels for similar positions in similar companies.

    The Senior Executive Performance Plan (the "Performance Plan") limits the bonuses that may be awarded to participants in the Performance Plan, who consist of the chief executive officer plus the four other highest compensated executive officers (as determined under Securities Exchange Act regulations). Bonuses to Performance Plan participants are limited to their respective allocated share of the Performance Plan's bonus pool for the year in question.

    The Company's executive officer compensation program provides for a substantial component of total executive officer compensation to reflect the returns realized by shareholders and the degree to which future performance targets are met. This aligns the long-term interests of the Company's executive officers with those of the Company's shareholders and is accomplished through the following long-term incentive programs:

    - Stock options under the Company's Incentive Stock Plans generally have been granted annually at an exercise price equal to the fair market value of the Class A common shares on the date of grant. Currently, options granted to executive officers become exercisable in three equal annual installments beginning one year from the date of grant and expire on the tenth anniversary of the grant.

    - Stock awards payable in Class A common shares periodically have been granted under the Company's Incentive Stock Plans to executive officers and other key employees of the Company. Awards to executive officers normally are distributed at the conclusion of multi-year performance periods. Under the terms of all awards granted to executive officers since 1997 (other than certain awards to Messrs. Henkel and Devonshire as part of their initial employment arrangements with the Company), distribution of 100% of the shares awarded to executive officers is contingent upon the Company's achievement of predetermined operating income and earnings per share objectives. In the event such objectives are not met, payouts are made only at the discretion of the members of the Board of Directors who do not participate in the executive compensation program.

    - The IR Executive Deferred Compensation Plan (the "Executive Deferral Plan") enables and encourages eligible executives to defer receipt of all or part of their Company annual cash bonus in exchange for Class A common share equivalents or mutual fund investments. The Executive Deferral Plan is designed to increase stock ownership by executives. Certain participants who agree to prescribed share ownership guidelines which are expressed as multiples of their annual salary are eligible for a 20% supplemental amount on those deferrals invested in Class A common share equivalents. Vesting of the 20% supplemental amount is generally subject to the completion of five years of employment following the date of deferral. In certain years, such executives may also be given the option to elect to forego cash bonus payments in exchange for options to purchase our Class A common shares issued under the Company's Incentive Stock Plan.

    The number of stock options and stock awards granted are based upon the position responsibility of each recipient, his or her individual performance, the Company's performance, and the long-term incentive practices of the surveyed corporations referred to above. These factors are periodically reevaluated by the Compensation Committee. The Compensation Committee seeks to provide total opportunity, comprised of salary, annual incentives and long-term incentives, for executive officers up to (approximately) the 75th percentile of the pay levels for equivalent positions as determined through the survey processes discussed above. This level of opportunity is earned only with commensurate achievement of business results. The Compensation Committee uses these guidelines in making its award grant determinations. New awards of both stock options and stock grants are issued without regard to the options or awards previously granted or still outstanding.

2001 CHIEF EXECUTIVE OFFICER COMPENSATION

    Throughout calendar year 2001, Mr. Henkel's annual salary was $1,000,000, which is approximately the median salary level for chief executive officers of comparable companies.

    In addition, the Compensation Committee recommended that the Board approve a bonus to Mr. Henkel in an amount equal to 76% of his 2001 year-end salary. This recommendation, as well as the Board's subsequent award of that bonus, was based upon Mr. Henkel's contributions to the Company's 2001 business results.

2001 COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS

    During 2001, in accordance with the policies stated above, Messrs. Devonshire, Smith and Mapp were granted salary increases averaging approximately 5.4%. Bonus awards to Messrs. Devonshire, Mapp, Smith and Turpin were granted pursuant to performance agreements of the type described above. Based on the Company's financial performance, and the contributions made by these executives, they were awarded bonuses averaging approximately 71% of year-end salary. Where applicable, the bonus awards were in accordance with the Performance Plan.

    The named executive officers were also granted stock options in respect of the Company's Class A common shares, as indicated in the Summary Compensation Table and under the caption "Stock Options", and stock awards as indicated under the caption "Long-Term Incentive Plan Awards," in each case in accordance with the practices referred to above.

SUMMARY

    The Compensation Committee believes the compensation program for the Company's executive officers is competitive with the compensation programs provided to similarly situated officers in the surveyed corporations. The Compensation Committee believes the bonus payments made to the executive officers named in the Summary Compensation Table below in respect of the year 2001 are appropriate and commensurate with the Company's 2001 financial and strategic performance and their respective individual achievements during the year. Based on information the Compensation Committee has been provided by consultants relative to the compensation practices of surveyed corporations, it believes the stock incentive compensation opportunities provided to these officers, in the form of stock awards and stock options, are also appropriate and are awarded in a manner fully consistent with the Company's strategy of basing a substantial component of total executive officer compensation on the total returns realized by the Company's shareholders.



                                                       COMPENSATION AND NOMINATING
                                                       COMMITTEE
                                                       Joseph P. Flannery (Chair)
                                                       H. William Lichtenberger
                                                       Orin R. Smith
                                                       Richard J. Swift

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the years ended December 31, 1999, 2000 and 2001, the cash compensation we paid, as well as certain other compensation paid or accrued for those years, to the individuals named below:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM COMPENSATION
                                                                                  --------------------------------------
                                                   ANNUAL COMPENSATION                      AWARDS
                                          -------------------------------------   --------------------------    PAYOUTS
                                                                      OTHER       RESTRICTED    SECURITIES     ---------
                                                                     ANNUAL         STOCK       UNDERLYING       LTIP
NAME AND                                   SALARY       BONUS     COMPENSATION      AWARDS     OPTIONS/SARS     PAYOUTS
PRINCIPAL POSITION             YEAR          ($)         ($)         ($)(A)         ($)(B)          (#)         ($)(C)
------------------             ----       ---------   ---------   -------------   ----------   -------------   ---------
H. L. Henkel.................    2001     1,000,000     760,000(f)         --       184,570(f)    150,000      1,113,500(g)
  Chairman of the Board,         2000       950,000     850,000(f)      3,417       187,410(f)    150,000        989,119(g)
  President & Chief              1999       581,731   1,000,000(f)    177,334     3,651,744(f)    350,000             --
    Executive Officer (e)

D. W. Devonshire.............    2001       525,000     309,800           --             --        65,000        280,602(g)
  Executive Vice President       2000       500,000     410,000           --             --        65,000        292,556(g)
  & Chief Financial Officer
    (h)                          1999       485,000     430,000       10,822             --        35,000        266,963(g)

G. A. Mapp...................    2001       414,583     305,300(f)     22,772         2,759        42,000        157,338(g)
  Senior Vice President          2000       358,000     201,540(i)     26,496         2,829        45,000        133,276(g)
                                 1999       276,667     128,625(f)     25,353        21,010(f)     30,000        109,455

R. P. Smith..................    2001       418,333     346,000(f)         --        75,472(f)     42,000        178,160(g)
  Senior Vice President (j)      2000       366,667     353,354(f)         --        70,671(f)     50,000             --

J. E. Turpin.................    2001       375,000     263,800(f)     75,000(g)     69,098(f)     60,000        178,160
  Senior Vice President (k)


                                    ALL
                                   OTHER
NAME AND                       COMPENSATION
PRINCIPAL POSITION                ($)(D)
------------------             -------------
H. L. Henkel.................      85,583
  Chairman of the Board,           85,000
  President & Chief               251,854
    Executive Officer (e)
D. W. Devonshire.............      49,987
  Executive Vice President         41,484
  & Chief Financial Officer
    (h)                            55,064
G. A. Mapp...................      90,949
  Senior Vice President            59,154
                                   50,637
R. P. Smith..................      38,829
  Senior Vice President (j)        13,720
J. E. Turpin.................      18,216
  Senior Vice President (k)

------------------------

(a) These amounts represent that portion of relocation benefit payments which compensated the named executive officers for the income taxes payable in respect of relocation compensation. The relocation benefit amounts are reflected in the column headed "All Other Compensation."

(b) The amounts reflected as Restricted Stock Awards are composed of the following:

    - the portion of stock awards granted Mr. Henkel in 1999 to be issued subject to his continued employment with the Company;

    - amounts credited under the Executive Deferral Plan equal to 20% of the cash bonuses deferred by the named executives; and

    - the crediting of additional Class A common share equivalents to accounts of the named executives under the Executive Deferral Plan arising from the reinvestment of dividend equivalents under that plan.

    The total number and fair market value as of December 31, 2001 of the number of Class A common shares issuable contingent upon the continued employment of the named executives are as follows:

                                                                     FAIR MARKET
NAME                                                      # SHARES    VALUE ($)
----                                                      --------   -----------
H. L. Henkel............................................   68,253     2,853,658
D. W. Devonshire........................................       --            --
G. A. Mapp..............................................      512        21,407
R. P. Smith.............................................    1,612        67,398
J. E. Turpin............................................      342        14,299

(c) The amounts reflected in this column represent the value of the performance portion of stock awards distributed to the named executives. The shares subject to the performance portion of the stock awards are distributable if the Company achieves established earnings per share goals. Distributions of 100% of shares subject to awards granted are contingent on Company performance (other than certain awards to Messrs. Henkel and Devonshire as part of their initial employment arrangements with the Company).

(d) The amounts reflected in this column represent:

    - our contributions for the account of the named executive officers under our Savings and Stock Investment Plan (the "Savings Plan") (which includes contributions under our Leveraged Employee Stock Ownership Plan (the "LESOP")), as well as amounts credited to the accounts of such executive officers under the related supplemental plans, which provide benefits which would have been provided under the applicable tax-qualified plan but for Internal Revenue Code restrictions on such benefits;

    - dividend equivalents paid to the named executive officers in respect of the performance portion of stock awards (see footnote (c) above); and

    - relocation benefits paid to the named executive officers.

    For 2001 such amounts were as follows:

                                          SAVINGS PLAN
                                           (INCLUDING
                                          SUPPLEMENTAL
                                         PLAN AND LESOP        DIVIDEND        RELOCATION
NAME                                   CONTRIBUTIONS) ($)   EQUIVALENTS ($)   BENEFITS ($)
----                                   ------------------   ---------------   ------------
H. L. Henkel.........................        47,333              38,250              --
D. W. Devonshire.....................        39,277              10,710              --
G. A. Mapp...........................        44,900               8,415          37,634
R. P. Smith..........................        31,944               6,885              --
J. E. Turpin.........................        11,331               6,885              --

(e) Mr. Henkel joined the Company in April 1999.

(f) Pursuant to the Executive Deferral Plan, annual cash bonuses have been deferred in exchange, among other investment options, for common share equivalents equal to 120% of the deferred amounts. Common stock equivalents representing deferred cash bonuses are included in the "Bonus" column, while the 20% additional amounts are included in the column captioned "Restricted Stock Awards". The deferred cash bonus amounts for the executive officers named above who elected to defer bonus payments in exchange for common share equivalents were as follows:

NAME                                             1999        2000       2001
----                                          ----------   --------   --------
H. L. Henkel................................  $1,000,000   $850,000   $760,000
D. W. Devonshire............................          --         --         --
G. A. Mapp..................................     100,000         --         --
R. P. Smith.................................          --    353,354    346,000
J. E. Turpin................................          --         --    338,800*

* In addition to deferring his bonus for 2001, Mr. Turpin deferred the $75,000 to which he was entitled as part of his initial employment arrangement with the Company (see footnote (k) below).

(g) Receipt of these amounts has been deferred at the election of the executives.

(h) Mr. Devonshire resigned from his position as Executive Vice President and Chief Financial Officer effective January 31, 2002.

(i) Mr. Mapp elected to forego the payment of an additional $201,540 and to receive in lieu thereof an award of options, issued on February 7, 2001, to purchase up to 26,320 shares of common stock at an exercise price of $44.23.

(j) Mr. Smith joined the Company in February 2000.

(k) Mr. Turpin joined the Company in January 2001. As part of his initial employment arrangement, the Company agreed to pay Mr. Turpin $75,000 (which he deferred).

STOCK OPTIONS

    The following tables contain information for the year 2001 concerning the grants to, and exercises by, the executive officers named above, of stock options under the Company's Incentive Stock Plans and the value of such options held by such executive officers as of December 31, 2001:

                           OPTION/SAR GRANTS IN 2001

                                                      % OF TOTAL
                                       NUMBER OF     OPTIONS/SARS
                                      SECURITIES      GRANTED TO
                                      UNDERLYING      EMPLOYEES      EXERCISE OR                 GRANT DATE
                                     OPTIONS/SARS         IN            BASE        EXPIRATION     VALUE
NAME                                 GRANTED(#)(A)       2001       PRICE($)/(SH)      DATE        ($)(B)
----                                 -------------   ------------   -------------   ----------   ----------
H. L. Henkel.......................     150,000          3.20           40.53         1/2/11     2,139,000
D. W. Devonshire...................      65,000          1.39           40.53         1/2/11       986,900
G. A. Mapp.........................      42,000          0.90           40.53         1/2/11       598,920
                                         26,320          0.56           44.23         2/7/11       416,646
R. P. Smith........................      42,000          0.90           40.53         1/2/11       598,920
J. E. Turpin.......................      60,000          1.28           40.53         1/2/11       855,600

------------------------

(a) All options other than the 26,320 options granted to Mr. Mapp on February 7, 2001 become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The February 7, 2001 option grant to Mr. Mapp was issued based upon his election to receive a portion of his annual bonus in the form of options. Such options became fully exercisable 90 days after issuance.

(b) Grant date value is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions:

                                                  JANUARY 2, 2001   FEBRUARY 7, 2001
                                                  ---------------   ----------------
Expected volatility.............................          0.3749             0.3781
Risk-free rate of return........................           5.03%              4.97%
Dividend yield..................................           1.68%              1.54%
Time of exercise (expected).....................         5 years            5 years

 AGGREGATED OPTION/SAR EXERCISES IN 2001 AND DECEMBER 31, 2001 OPTION/SAR VALUE

                                 NUMBER OF                                                       VALUE OF UNEXERCISED
                                   SHARES                          NUMBER OF UNEXERCISED             IN-THE-MONEY
                                 UNDERLYING                           OPTIONS/SARS AT               OPTIONS/SARS AT
                                  OPTIONS/                              12/31/01(#)                  12/31/01 ($)
                                    SARS       VALUE REALIZED   ---------------------------   ---------------------------
NAME                            EXERCISED(#)        ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            ------------   --------------   -----------   -------------   -----------   -------------
H. L. Henkel..................          --              --        349,998        300,002            --         191,805
D. W. Devonshire..............          --              --        104,999        120,001            --          83,115
G. A. Mapp....................          --              --         81,319         82,001        13,412          53,705
R. P. Smith...................          --              --         16,666         75,334            --          53,705
J. E. Turpin..................          --              --             --         60,000            --          76,722

LONG-TERM INCENTIVE PLAN AWARDS

    As part of our executive officer compensation program, we have awarded Class A common shares under our Incentive Stock Plans to executive officers and other key employees. Distributions are contingent upon a combination of our earnings per share performance and business sector operating income during the payout period. The relative weighting of the components varies based upon the particular executive's business responsibilities. The following table reflects the stock awards granted during 2001 to the executive officers named above:

                    LONG-TERM INCENTIVE PLAN AWARDS IN 2001

                                                      PERFORMANCE
                                                        OR OTHER        ESTIMATED FUTURE PAYOUTS UNDER
                                      NUMBER OF       PERIOD UNTIL        NON-STOCK PRICE BASED PLANS
                                   SHARES, UNITS OR    MATURATION    -------------------------------------
                                     OTHER RIGHTS     OR PAYOUT(A)   THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
                                   ----------------   ------------   ------------   ---------   ----------
H. L. Henkel.....................       25,000           (a)             5,000       25,000       37,500
D. W. Devonshire.................        7,000           (a)             1,400        7,000       10,250
G. A. Mapp.......................        5,500           (a)             1,100        5,500        8,250
R. P. Smith......................        4,500           (a)               900        4,500        6,750
J. E. Turpin.....................        4,500           (a)               900        4,500        6,750

------------------------

(a) The shares subject to these stock awards are issuable in 2004 based upon performance during the 2001-2003 period.

RETIREMENT PLANS

    The Company and its subsidiaries maintain a number of defined benefit pension plans for their officers and other employees. The pension plans provide for fixed benefits in the event of retirement at a specified age and after a specified number of years of service. All of the executive officers of the Company named above are eligible to participate in the Ingersoll-Rand Company Pension Plan Number One (the "Pension Plan") and the Elected Officers Supplemental Program. The following table illustrates approximate annual pensions for retirements in 2002 under the Pension Plan and under the Elected Officers Supplemental Program computed as a straight life annuity, before the reduction specified in footnote (a) below and based on the indicated assumptions:

     APPROXIMATE ANNUAL PENSION UPON RETIREMENT AT AGE 65 BEFORE OFFSET(A)

FINAL AVERAGE                       15 YEARS OF   20 YEARS OF   25 YEARS OF   30 YEARS OF   35 YEARS OF   40 YEARS OF
COMPENSATION($)                       SERVICE       SERVICE       SERVICE       SERVICE       SERVICE       SERVICE
---------------                     -----------   -----------   -----------   -----------   -----------   -----------
 500,000..........................   $142,500      $190,000      $237,500     $  285,000    $  332,500    $  332,500
 700,000..........................    199,500       266,000       332,500        399,000       465,500       465,500
 900,000..........................    256,500       342,000       427,500        513,000       598,500       598,500
1,100,000.........................    313,500       418,000       522,500        627,000       731,500       731,500
1,300,000.........................    370,500       494,000       617,500        741,000       864,500       864,500
1,500,000.........................    427,500       570,000       712,500        855,000       997,500       997,500
1,700,000.........................    484,500       646,000       807,500        969,000     1,130,500     1,130,500
1,900,000.........................    541,500       722,000       902,500      1,083,000     1,263,500     1,263,500
For each additional $100,000......     28,500        38,000        47,500         57,000        66,500        66,500

------------------------

(a) Benefits payable to participants in the Pension Plan and the Elected Officers Supplemental Plan are reduced by a portion of the Social Security benefits to which such participants are entitled.

    The credited years of service and covered compensation as of December 31, 2001 for the individuals named above are as follows:

                                                       YEARS OF
                      NAME                         CREDITED SERVICE   COVERED COMPENSATION($)
                      ----                         ----------------   -----------------------
H. L. Henkel.....................................         14(a)              1,870,000
D. W. Devonshire.................................          4                   892,960
G. A. Mapp.......................................         34                   685,401
R. P. Smith......................................          2                   749,677
J. E. Turpin.....................................          1                   638,800

------------------------

(a) Mr. Henkel's credited years of service exceed his actual service pursuant to the provisions of his employment arrangements.

OTHER POST-EMPLOYMENT ARRANGEMENTS

    The Company has entered into an arrangement with Messrs. Henkel and Devonshire, whereby the Company is obligated to pay certain annual benefits for a ten-year period commencing upon normal retirement, so long as their employment with the Company is not terminated by the Company for cause (as defined), so long as they meet certain noncompetition obligations and, in certain cases, so long as they retire from the Company at normal retirement age. In the event of death, the benefits are payable to the individual's estate to the extent not already paid. The annual benefit payable to Messrs. Henkel and Devonshire is $125,000 and $65,000, respectively. Under this arrangement, the Company is a beneficiary of life insurance policies on such executives and, based on actuarial assumptions, the life insurance proceeds receivable by the Company will defray the costs associated with this program.

    The Company has also adopted a program which provides the executive officers named above with life insurance coverage ranging from one times annual earnings (as defined) to two times annual earnings (increased in certain instances to account for income tax obligations payable in respect of such supplemental coverage).

    The Company has also entered into an agreement with Mr. Henkel providing him with severance benefits if he is terminated without cause. The benefit amount payable to Mr. Henkel will equal twice his annual salary plus his last bonus plus distribution of 60,000 shares of Company stock under the provisions of a stock award granted to Mr. Henkel.

    In connection with Mr. Devonshire's retirement, the Company has agreed to make payments to him of $1,690,000, representing his accrued benefits under the non-qualified retirement programs in which he participated, and $978,000 for various separation related items.

CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into agreements with each of the executive officers named above which provide that if the employment of a particular executive officer is terminated (by the Company or, under certain circumstances, by the executive officer) within five years following a change in control of the Company (as defined in such agreements), the executive will receive a lump sum severance payment from the Company equal to three times the sum of (a) the executive's highest annual salary from the date of the change in control to the date of termination plus (b) the highest bonus awarded to the executive during the period beginning five years prior to the change in control and ending on the date of termination. In addition, the executive will receive an amount approximating the Company's contribution which would have been made for such executive's account under the SSIP (including the related supplemental plan) during the three years following termination of employment and will be entitled during such three-year period to continue to participate in the Company's welfare employee benefit programs. For purposes of calculating the executive's retirement benefits, five years will be added to both the executive's age and service with the Company. The agreements further provide that if the payments described above constitute "excess parachute payments" under applicable provisions of the Internal Revenue Code and related regulations, the Company will pay the executive an additional amount sufficient to place the executive in the same after-tax financial position the executive would have been in if the executive had not incurred the excise tax imposed under Section 4999 of the Internal Revenue Code in respect of excess parachute payments.

PERFORMANCE GRAPH

    The following graph compares for the five years ended December 31, 2001, the cumulative total shareholder return on our common shares with the cumulative total return on the (a) Standard & Poor's 500 Stock Index, (b) Standard & Poor's Machinery-Diversified Index and (c) Standard & Poor's Supercom Industrial Machinery Index. Since the Standard & Poor's Machinery Diversified Index has been eliminated effective January 1, 2002, we will no longer be comparing our shareholder returns with that Index. Future comparisons will be to the Standard & Poor's Supercom Industrial Machinery Index. The graph assumes that $100 was invested on December 31, 1996 in each of our common shares, the Standard & Poor's 500 Stock Index, the Standard & Poor's Machinery-Diversified Index and the Standard & Poor's Supercom Industrial Machinery Index and assumes the reinvestment of dividends.

                       COMPARISON OF FIVE YEAR CUMULATIVE
                            TOTAL SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             1996  1997  1998  1999  2000  2001
Ingersoll-Rand                100   138   164   193   149   151
S&P 500                       100   133   171   207   188   166
S&P Supercom Ind Mach Index   100   133   122   136   129   139
S&P 500 Machinery (Div.)      100   127    97   112   115   119

   ITEM 2.  APPROVAL OF AMENDMENT OF INGERSOLL-RAND COMPANY SAVINGS AND STOCK
                                INVESTMENT PLAN

    The Ingersoll-Rand Company Savings and Stock Investment Plan (the "Savings Plan") is a broad-based defined contribution plan (commonly referred to as a "401(k) plan"), which was originally approved by the shareholders of Ingersoll-Rand Company in 1979. As so approved, the Savings Plan provides that it can be amended by action of the Board of Directors, except that the following types of amendments require the approval of the shareholders:

(a) to permit the Company's matching contributions to be invested by employees in other than Class A common shares of the Company;

(b) to extend Savings Plan benefits to employees whose benefits are determined under collective bargaining agreements;

(c) to increase the Company's matching contributions (see the discussion below under the heading "Principal Features of the Savings Plan") to an annual amount in excess of 100% of the employees' contributions; or

(d) to deny any employees participating in the Savings Plan voting rights in the common shares credited to the employees' Savings Plan accounts.

    The Company proposes to amend the Savings Plan to eliminate the need to obtain shareholder approval (a) to allow employees to invest the Company's matching contributions in Saving Plan investments other than Class A common shares of the Company and (b) to permit all U.S.-based employees to participate in the Savings Plan (aggregating approximately 32,000 individuals). As a result of the reorganization which became effective on December 31, 2001, by which Ingersoll-Rand Company became an indirect wholly-owned subsidiary of Ingersoll-Rand Company Limited, it is technically not required that the shareholders of Ingersoll-Rand Company Limited approve these amendments. Nevertheless, the Board of Directors believes that it is consistent with the intent of the terms of the Savings Plan as originally adopted that it present the proposed amendments to the shareholders of Ingersoll-Rand Company Limited prior to their implementation. The Board of Directors believes that adoption of the proposed amendments will provide flexibility to the Board of Directors to change the Savings Plan in the areas described thereby enabling the Company to act quickly to maintain the Savings Plan's competitiveness both as a retirement income source and a recruitment and retention tool.

    In the years since its adoption the Savings Plan has become an increasingly important element of the retirement benefits available to our U.S. employees. The provision requiring that Company matching contributions be invested only in Company common shares has become a source of concern, particularly to older, longer-service employees. These employees are prevented, as a result of this provision, from diversifying the investment of a significant portion of their retirement benefits. Consequently, if the proposal is approved by the shareholders, the Board of Directors expects to modify this provision and permit diversification of matching contributions from Class A common shares after the participating employee has met certain minimum requirements (for example, a minimum age, service or holding period).

    A number of our subsidiary companies have plans similar to the Savings Plan covering hourly employees who, in some cases, are covered by collective bargaining agreements. Eliminating the shareholder approval requirement associated with adding bargaining unit employees would allow us to gain administrative efficiencies (potentially reducing costs) which are not currently available.

PRINCIPAL FEATURES OF THE SAVINGS PLAN

    The Savings Plan is a defined contribution plan covering most salaried U.S.-based employees of Ingersoll-Rand Company and its subsidiaries, including executive officers.

    The main features of the Savings Plan include the following:

    - salaried employees are eligible to participate in the Savings Plan on their date of hire or at any time thereafter;

    - employees may contribute between 1% and 14% of their eligible compensation on either a pretax or after-tax basis;

    - Ingersoll-Rand Company has contributed $0.50 for each $1.00 saved by employees up to a maximum of 6% of eligible compensation ("matching contributions");

    - Ingersoll-Rand Company also makes contributions for certain employees equal to 1% or 2% (depending upon age and service) of such employees' eligible contributions ("retirement account contributions"); and

    - employees may take loans and distributions from their accounts subject to specific provisions and restrictions.

    INVESTMENTS: Employees may elect to have their contributions invested in one or more of 10 investment funds, including a stable value fund, various equity funds or in Class A common shares. All matching contributions are invested in Class A common shares. Employees receiving retirement account contributions have the same investments options as apply to employee contributions.

    VESTING: Employees are always 100% vested in the current value of their Savings Plan contributions. Employees with five or more years of service are fully vested in all matching contributions and retirement account contributions. Employees with less than five years of service are subject to a graded vesting schedule under which they are immediately vested in 20% of matching and retirement account contributions. Additional vesting occurs in four equal annual installments beginning when the employees reach two years of service.

    WITHDRAWALS: Voluntary withdrawals of matching contributions or employees' after-tax contributions may be made during employment, subject to certain limitations, suspension rules and tax penalties. However, withdrawals of pretax contributions prior to age 59 1/2 are restricted to specified hardship situations.

    DISTRIBUTIONS: Employees may generally defer distribution of all or part of their account balances beyond the date of their termination of employment. However, participants must begin receiving distributions within a prescribed period after reaching age 70 1/2.

    FEDERAL INCOME TAX CONSEQUENCES: Prior to withdrawal or distribution employees are not taxed on their pretax contributions, or on matching or retirement account contributions (or earnings from the investment of their accounts). Loans from an employee's account are not taxed unless the employee defaults in repayment. Withdrawals and distributions of an employee's account balance are taxable, except for the portion attributable to the employee's after-tax contributions. Special tax rules may apply if an employee receives a distribution of Class A common shares.

AMENDED PLAN BENEFITS

    The proposed amendments would not impact the benefits to be received by any Savings Plan participant. The table below indicates the amounts contributed in 2001 by Ingersoll-Rand Company under the Savings Plan (and the companion Supplemental Savings and Stock Investment Plan and Supplemental Retirement Account Plan, both of which were adopted to provide Savings Plan benefits to those employees subject to certain Internal Revenue Code limitations) to the executive officers named above, all current executive officers as a group, and all employees (including officers who are not executive officers) as a group:

                                                                    DOLLAR VALUE
                                                              OF COMPANY CONTRIBUTIONS
                     NAME AND POSITION                                  ($)
                     -----------------                        ------------------------
H. L. Henkel
  Chairman, President and Chief Executive Officer...........             47,333
D. W. Devonshire
  Executive Vice President and Chief Financial Officer......             39,277
G. A. Mapp
  Senior Vice President.....................................             44,900
R. P. Smith
  Senior Vice President.....................................             31,944
J. E. Turpin
  Senior Vice President.....................................             11,331
All current executive officers as a group...................            225,699
All non-executive officers as a group.......................            108,163
All employees, including officers who are not executive
  officers, as a group......................................         23,596,338

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE SAVINGS PLAN.

            ITEM 3.  APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

    Under Bermuda law our shareholders have the authority to appoint the independent auditors of the Company and to authorize our Board of Directors to fix the auditors' remuneration. At the annual general meeting, shareholders will be asked to appoint PricewaterhouseCoopers as our independent auditors for the fiscal year ending December 31, 2002, and to authorize the Board of Directors to fix the independent auditors' remuneration. PricewaterhouseCoopers has been acting as our independent auditors for many years and, both by virtue of its long familiarity with the Company's affairs and its ability, is considered best qualified to perform this important function.

                             AUDIT COMMITTEE REPORT

    The members of the Audit Committee report to the shareholders of the Company as follows:

    - We have reviewed and discussed with the management of the Company the audited consolidated financial statements of the Company for the year ended December 31, 2001.

    - We have discussed with PricewaterhouseCoopers, the Company's independent accountants, the matters required to be discussed with them under Statement of Auditing Standard No. 61 (Codification of Statements on Auditing Standards, AU 380).

    - We have received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and have discussed with PricewaterhouseCoopers their independence.

    Based on the review and discussions referred to in this report, we have recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                                                     AUDIT COMMITTEE

                                                     Richard J. Swift         H. William
                                                     (Chair)                  Lichtenberger
                                                     Joseph P. Flannery       Orin R. Smith
                                                     Peter C. Godsoe          Tony L. White

                             AUDIT AND RELATED FEES

    The following table shows the fees paid or accrued by the company for the audit and other services provided by PricewaterhouseCoopers for fiscal year 2001:

Audit Fees (a)..............................................  $ 3,234,000
Financial Information Systems Design and Implementation
  Fees......................................................  $        --
All Other Fees (b)..........................................  $11,867,000
Total.......................................................  $15,101,000

------------------------
(a) Audit services of PricewaterhouseCoopers for 2001 consisted of the examination of the consolidated financial statements of the company and quarterly review of financial statements.

(b) "All Other Fees" includes $2,107,000 for audit-related services, including, among other items, statutory and benefit plan audits, and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to periodic reports at international locations, $5,410,000 for tax services, and $4,350,000 for other services, including, among other items employee benefit and accounting consulting.

    The Audit Committee has determined that the provision of the services described under "All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers.

    Representatives of PricewaterhouseCoopers are expected to be present at the annual general meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPOINT PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS OF THE COMPANY AND TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE AUDITORS' REMUNERATION.

                          TRANSACTIONS WITH MANAGEMENT

    Since January 1, 2001, we have engaged in transactions in the ordinary course of business with, or have used products or services of, a number of organizations in which our directors have interests. The amounts involved have in no case been material in relation to our business and we believe that they have not been material in relation to the businesses of the other organizations or to the individual directors concerned. We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading "Compensation of Directors" on page 7) and the reimbursement of expenses relating to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the Company's knowledge, based solely on its review of such forms received by the Company and written representations that no other reports were required, all
Section 16(a) filing requirements were complied with for the year 2001, except that J.E. Turpin erroneously reported on his initial report on Form 3 ownership of 500 Class A common shares rather than 1,000 shares. The error was corrected by the filing of an amended Form 3 within ten days.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

    Any proposal by a shareholder intended to be presented at the 2003 Annual General Meeting of Shareholders of the Company must be received at the offices of the Company's primary U.S. subsidiary at 200 Chestnut Ridge Road (P.O. Box
8738), Woodcliff Lake, New Jersey 07677, Attn: Vice President and Secretary, no later than November 15, 2002, for inclusion in the proxy materials relating to that meeting.

    The Company's Bye-laws, as amended, set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with annual general meetings of shareholders or pursuant to written shareholder consents or who wish to bring other business before a shareholders' general meeting. All such nominations must be made following written notice to the Secretary of the Company accompanied by certain background and other information specified in the Bye-laws. In connection with any annual general meeting, written notice of a shareholder's intention to make such nominations must be given to the Secretary not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual general meeting or, if the date of the annual general meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual general meeting, not later than the seventh day after the date on which notice of such annual general meeting is given.

    In order for you to bring other business before a shareholder general meeting, timely notice must be received by our Secretary within the time limits described above. The notice must include a description of the proposed item, the reasons you believe support your position concerning the item, and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

Dated: March 15, 2002

                           DIRECTIONS TO THE MEETING

FROM J.F. KENNEDY AIRPORT -- Take the Van Wyck Expressway North to the Grand Central Parkway West to the Triboro Bridge. Cross the Triboro Bridge and take the Major Deegan Expressway North to the George Washington Bridge. Cross the George Washington Bridge and take Interstate Route 80 West to Garden State Parkway North to Exit 171.

Leave the Garden State Parkway at Exit 171, turn left at Glen Road, cross under the Garden State Parkway and turn left on Chestnut Ridge Road south approximately 3/4 of a mile to Ingersoll-Rand.

FROM LAGUARDIA -- Take the Grand Central Parkway West and follow the same route as described above from J.F. Kennedy Airport.

FROM NEWARK -- Take the New Jersey Turnpike North to Interstate Route 80 West and follow the same route as described above from J.F. Kennedy Airport.

FROM MANHATTAN -- Take the West Side Highway North to the Henry Hudson Parkway to the George Washington Bridge. Then follow the same route as described above from J.F. Kennedy Airport.

FROM THE NEW YORK THRUWAY -- Follow signs leading to the Garden State Parkway. The first exit southbound on the Garden State Parkway connection is Schoolhouse Road. Turn left off the ramp on Schoolhouse Road and travel one mile to Summit Avenue. Turn right on Summit Avenue and proceed approximately one mile to Chestnut Ridge Road. Turn left on Chestnut Ridge Road and continue south approximately two miles to Ingersoll-Rand.

                                     [LOGO]

Mark, Sign, Date and Return
the Proxy Card Promptly
Using the Enclosed Envelope.
x
CONTROL NUMBER FOR
TELEPHONE OR INTERNET VOTING
DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE
Votes must be indicated
(x) in Black or Blue ink.
FOR AGAINST ABSTAIN
2. Approval of amendment of Ingersoll-Rand
Company Savings and Stock Investment Plan.
3. Appointment of independent auditors and authorization of Board of Directors to fix the auditors' remuneration.
1. Election of the following nominees as Directors
FOR WITHHOLD
ALL FOR ALL EXCEPTIONS
Nominees: 01 - A. C. Berzin, 02 - H. L. Henkel, 03 - H. W. Lichtenberger,
04 - P. Nachtigal, 05 - T.L. White
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions _________________________________________________________
x x x x x x
x x x
Date Share Owner sign here Co-Owner sign here
Votes must be indicated (X) in black
or blue ink as in this example.
To change your address, please mark this box. x
INTERNET
https://www.proxyvotenow.com/irc
o Go to the website address listed
above.
o Have your proxy card ready.
o Enter your Control Number located in
the box below.
o Follow the simple instructions on the
website.
MAIL
o Mark, sign and date your proxy card.
o Detach your proxy card.
o Return your proxy card in the
postage-paid envelope provided.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.
1-866-246-8472
CALL TOLL-FREE TO VOTE
Two New Ways to Vote
VOTE BY INTERNET OR TELEPHONE
24 Hours a Day - 7 Days a Week
Save your Company Money - It's Fast and Convenient
OR OR
TELEPHONE

1-866-246-8472
o Use any touch-tone telephone.
o Have your proxy card ready.
o Enter your Control Number located
in the box below.
o Follow the simple recorded
instructions.
The Board of Directors recommends a vote FOR all nominees, and a vote FOR Proposal 2 and Proposal 3.

INGERSOLL-RAND COMPANY LIMITED
P.O. BOX 11266
NEW YORK, N.Y. 10203-0266
INGERSOLL-RAND COMPANY LIMITED
Proxy Solicited on Behalf of the Board of Directors for Annual General Meeting of Shareholders May 1, 2002
The undersigned hereby appoints HERBERT L. HENKEL and PATRICIA NACHTIGAL, or either of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all Class A Common Shares of Ingersoll-Rand Company Limited (the "Company") which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey, on Wednesday, May 1, 2002, at 11:00 A.M., or at any adjournments thereof, with all the powers the undersigned would possess, including cumulative voting rights, if then and there personally present, upon the matters described in the Notice of Annual General Meeting of Shareholders and Proxy Statement, dated March 15, 2002, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no contrary specifications are made above, this proxy will be voted FOR items 1, 2 and 3. This card also constitutes your voting instructions with respect to shares held in accounts under the Ingersoll-Rand Company Savings and Stock Investment Plan and similar plans of Ingersoll-Rand Company and its subsidiaries.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.
March 15, 2002
Dear Shareholder:
It is my pleasure to invite you to the 2002 Annual General Meeting of Shareholders of Ingersoll-Rand Company Limited. The meeting will be held at 11:00 a.m. on Wednesday, May 1, 2002, at the offices of Ingersoll-Rand Company in Woodcliff Lake, New Jersey. The enclosed Notice of Annual General Meeting and Proxy Statement covers the formal business of the meeting, which includes the election of directors, the amendment of the Ingersoll-Rand Company Savings and Stock Investment Plan and the appointment of the independent auditors for this year. Also during the meeting, management will address other corporate matters which may be of interest to you as a shareholder. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete, sign and mail the attached proxy card as soon as possible. If you attend the meeting and wish to vote in person, the ballot that you submit will supersede your proxy.

Sincerely,
Herbert L. Henkel
Chairman, President
and Chief Executive Officer
Clarendon House
2 Church Street
Hamilton, HM 11
Bermuda